Exhibit 99.1

Focus Financial Partners Reports Fourth Quarter and Full Year 2021 Results

Excellent Partner Firm Results and Record M&A Activity Drive

Strong Financial Performance

New York, New York – February 17, 2022 – Focus Financial Partners Inc. (Nasdaq: FOCS) (“Focus Inc.”, “Focus”, the “Company”, “we”, “us” or “our”), a leading partnership of independent, fiduciary wealth management firms, today reported results for its fourth quarter and full year ended December 31, 2021.

Fourth Quarter 2021 Highlights

•	Total revenues of $523.9 million, 38.0% growth year over year

•	Organic revenue growth(1) rate of 26.6% year over year

•	GAAP net income of $14.9 million

•	GAAP basic and diluted net income per share attributable to common shareholders of $0.12

•	Adjusted Net Income Excluding Tax Adjustments(2) of $78.9 million and Tax Adjustments of $13.4 million

•	Adjusted Net Income Excluding Tax Adjustments Per Share(2) of $0.94 and Tax Adjustments Per Share(2) of $0.16

•	Net Leverage Ratio(3) of 3.85x

•	Drew down $150 million under delayed draw feature of $800 million term loan

•	Raised $161.9 million in primary equity issuance, net of offering expenses and synthetic secondary

•	Closed 22 transactions, including 9 partner firm acquisitions and 13 mergers

Full Year 2021 Highlights

•	Total revenues of $1.8 billion, 32.1% growth year over year

•	Organic revenue growth(1) rate of 24.0% year over year

•	GAAP net income of $24.4 million

•	GAAP basic and diluted net income per share attributable to common shareholders of $0.18

•	Adjusted Net Income Excluding Tax Adjustments(2) of $278.7 million and Tax Adjustments of $46.8 million

•	Adjusted Net Income Excluding Tax Adjustments Per Share(2) of $3.36 and Tax Adjustments Per Share(2) of $0.56

•	Net cash provided by operating activities for the trailing 4-quarters ended December 31, 2021 of $313.9 million, 48.5% higher than the prior year period

•	LTM Cash Flow Available for Capital Allocation(2) for the trailing 4-quarters ended December 31, 2021 of $319.9 million, 59.6% higher than the prior year period

•	Closed 38 transactions, including 14 partner firm acquisitions and 24 mergers

(1)	Please see footnote 2 under “How We Evaluate Our Business” later in this press release.

(2)	Non-GAAP financial measures. Please see “Reconciliation of Non-GAAP Financial Measures” later in this press release for a reconciliation and more information on these measures.

(3)	Please see footnote 7 under “How We Evaluate Our Business” later in this press release.

“We had an outstanding year in 2021, reinforcing our clear leadership in the independent wealth management sector,” said Rudy Adolf, Founder, CEO and Chairman of Focus. “We generated excellent financial performance, exceeding our expectations on all measures, with revenues and Adjusted Net Income Excluding Tax Adjustments reaching new highs. We continue to attract some of the highest quality firms in this industry and we ended the year with 84 partner firms in 4 countries around the world. Our pace of M&A was exceptionally strong in 2021 and we closed a record of 38 transactions. Equally important, we took advantage of our scale and reach to substantially expand our value-added services last year, further enhancing our unique value proposition. Our 2022 momentum is excellent, and I am excited about our outlook, both near and long term.”

“We delivered another strong quarter in Q4 and an excellent year in 2021, reflecting not only our ability to capitalize on the large and growing market opportunity but also our consistent financial discipline as our business has grown,” said Jim Shanahan, Chief Financial Officer. “We continued to be careful stewards of our capital, investing in firms that are industry leaders with attractive growth profiles. These are hallmarks of the way in which we manage and grow our business, which we believe will generate substantial value for our shareholders in the years to come. We believe our growth trajectory is one of the most compelling in the financial services sector, reinforced by our new 2025 growth targets: approximately $4 billion in revenue, $1.1 billion in Adjusted EBITDA(1), and a 28% Adjusted EBITDA margin(2). We are optimistic about our strategy for growth and our financial outlook.”

(1)	Non-GAAP financial measure. The Company is not providing a quantitative reconciliation of its forward-looking estimate of Adjusted EBITDA or Adjusted EBITDA margin to its most directly comparable GAAP financial measure because such GAAP measure, which is not included in the Company’s outlook, is difficult to reliably predict or estimate without unreasonable effort due to its dependency on future uncertainties such as the items noted under the heading “Cautionary Note Concerning Forward-Looking Statements.” In addition, we believe such a reconciliation could imply a degree of precision that might be confusing or misleading to investors.

(2)	Adjusted EBITDA divided by revenue.

Fourth Quarter 2021 Financial Highlights

Total revenues were $523.9 million, 38.0%, or $144.2 million higher than the 2020 fourth quarter. The primary driver of this increase was revenue growth from our existing partner firms of approximately $111.6 million. The majority of this increase was driven by higher wealth management fees, which included the effect of mergers completed by our partner firms, as well as a full period of revenues recognized during the fourth quarter of 2021 for partner firms that were acquired during the fourth quarter of 2020. The balance of the increase of $32.6 million was attributable to revenues from new partner firms acquired during the last twelve months. Our year-over-year organic revenue growth rate(1) was 26.6%, above our expected 17% to 20% range for the quarter.

An estimated 76.8%, or $402.5 million, of total revenues in the quarter were correlated to the financial markets. Of this amount, 64.4%, or $259.1 million, were generated from advance billings generally based on market levels in the 2021 third quarter. The remaining 23.2%, or $121.4 million, were not correlated to the markets. These revenues typically consist of family office type services, tax advice and fixed fees for investment advice, primarily for high and ultra-high net worth clients.

GAAP net income was $14.9 million compared to $7.7 million in the prior year quarter. GAAP basic and diluted net income per share attributable to common shareholders were both $0.12, as compared to $0.07 for both basic and diluted net income per share in the prior year quarter.

Adjusted EBITDA(2) was $129.0 million, 42.2%, or $38.3 million, higher than the prior year period, and our Adjusted EBITDA margin(3) was 24.6%, in line with our outlook of approximately 25% for the quarter.

Adjusted Net Income Excluding Tax Adjustments(2) was $78.9 million, and Tax Adjustments were $13.4 million. Adjusted Net Income Excluding Tax Adjustments Per Share(2) was $0.94, up 30.6% compared to the prior year period, and Tax Adjustments Per Share(2) were $0.16, up 33.3% compared to the prior year period.

(1)	Please see footnote 2 under “How We Evaluate Our Business” later in this press release.

(2)	Non-GAAP financial measures. Please see “Reconciliation of Non-GAAP Financial Measures” later in this press release for a reconciliation and more information on these measures.

(3)	Calculated as Adjusted EBITDA divided by Revenues.

2021 Full Year Financial Highlights

Total revenues were $1.8 billion, 32.1%, or $436.6 million higher than the prior year. The primary driver of this increase was revenue growth from our existing partner firms of approximately $382.3 million. The majority of this increase was driven by higher wealth management fees, which includes the effect of mergers completed by our partner firms, as well as a full period of revenues recognized during 2021 for partner firms that were acquired in 2020. The balance of the increase of $54.3 million was attributable to revenues from new partner firms acquired during the last twelve months. Our year-over-year organic revenue growth rate(1) was 24.0%.

GAAP net income was $24.4 million compared to $49.0 million in the prior year. GAAP basic and diluted net income per share attributable to common shareholders were both $0.18, as compared to $0.58 and $0.57 for basic and diluted net income per share, respectively, in the prior year.

Adjusted EBITDA(2) was $451.3 million, 40.3%, or $129.5 million, higher than the prior year, and our Adjusted EBITDA margin(3) was 25.1%.

Adjusted Net Income Excluding Tax Adjustments(2) was $278.7 million and Tax Adjustments were $46.8 million. Adjusted Net Income Excluding Tax Adjustments Per Share(2) was $3.36, up 36.6% compared to the prior year, and Tax Adjustments Per Share(2) were $0.56, up 19.1% compared to the prior year.

(1)	Please see footnote 2 under “How We Evaluate Our Business” later in this press release.

(2)	Non-GAAP financial measures. Please see “Reconciliation of Non-GAAP Financial Measures” later in this press release for a reconciliation and more information on these measures.

(3)	Calculated as Adjusted EBITDA divided by Revenues.

Balance Sheet and Liquidity

As of December 31, 2021, cash and cash equivalents were $310.7 million and debt outstanding under our credit facilities was approximately $2.4 billion, all of which were borrowings under our First Lien Term Loan. These amounts included $796.4 million outstanding under the new $800 million tranche to our First Lien Term Loan that closed on July 1, 2021 and included the $150 million that we drew down in the 2021 fourth quarter under the delayed draw feature of this new Term Loan tranche. The drawn proceeds have been and will continue to be used to fund M&A transactions over the next few quarters. There were no outstanding borrowings under our First Lien Revolver.

Our Net Leverage Ratio(1) as of December 31, 2021 was 3.85x. We remain committed to maintaining our Net Leverage Ratio(1) between 3.5x to 4.5x and believe this is the appropriate range for our business given our highly acquisitive nature.

As of December 31, 2021, $850 million, or 35.3%, of our First Lien Term Loan had been swapped from a floating rate to a weighted average fixed rate of 2.6% (inclusive of the 200 basis point spread). The residual amount of approximately $1.6 billion under our First Lien Term Loan remains at floating rates, with $796.4 million of this amount subject to a 50 basis point LIBOR floor.

Our net cash provided by operating activities for the trailing four quarters ended December 31, 2021 increased 48.5% to $313.9 million from $211.4 million for the comparable period ended December 31, 2020. Our Cash Flow Available for Capital Allocation(2) for the trailing four quarters ended December 31, 2021 increased 59.6% to $319.9 million from $200.5 million for the comparable period ended December 31, 2020. These increases reflect the earnings growth of our partner firms, the addition of new partner firms and the 1.5 percentage points increase in our Adjusted EBITDA margin. In the 2021 fourth quarter, we paid $27.5 million in cash earn-out obligations and $6.2 million of required amortization under our First Lien Term Loan.

(1)	Please see footnote 7 under “How We Evaluate Our Business” later in this press release.

(2)	Non-GAAP financial measure. See ‘‘Reconciliation of Non-GAAP Financial Measures—Cash Flow Available for Capital Allocation” later in this press release.

Teleconference, Webcast and Presentation Information

Founder, CEO and Chairman, Rudy Adolf, and Chief Financial Officer, Jim Shanahan, will host a conference call today, February 17, 2022 at 8:30 a.m. Eastern Time to discuss the Company’s 2021 fourth quarter and full year results and outlook. The call can be accessed by dialing +1-877-407-0989 (inside the U.S.) or +1-201-389-0921 (outside the U.S.).

A live, listen-only webcast, together with a slide presentation titled “Fourth Quarter & Full Year 2021 Earnings Release Supplement” dated February 17, 2022 will be available under “Events” in the “Investor Relations” section of the Company’s website, www.focusfinancialpartners.com. A webcast replay of the call will be available shortly after the event at the same address. Registration for the call will begin 15 minutes prior to the start of the call, using the following link.

About Focus Financial Partners Inc.

Focus Financial Partners Inc. is a leading partnership of independent, fiduciary wealth management firms. Focus provides access to best practices, resources, and continuity planning for its partner firms who serve individuals, families, employers and institutions with comprehensive wealth management services. Focus partner firms maintain their operational independence, while they benefit from the synergies, scale, economics and best practices offered by Focus to achieve their business objectives.

Cautionary Note Concerning Forward-Looking Statements

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, including the impact and duration of the outbreak of Covid-19, which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s annual report on Form 10-K for the year ended December 31, 2021 filed and our other filings with the Securities and Exchange Commission.

Investor and Media Contacts

Tina Madon

Senior Vice President

Head of Investor Relations & Corporate Communications

Tel: (646) 813-2909

tmadon@focuspartners.com

Charlie Arestia

Vice President

Investor Relations & Corporate Communications

Tel: (646) 560-3999

carestia@focuspartners.com

How We Evaluate Our Business

We focus on several key financial metrics in evaluating the success of our business, the success of our partner firms and our resulting financial position and operating performance. Key metrics for the three and twelve months ended December 31, 2020 and 2021 include the following:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2021	2020	2021

	(dollars in thousands, except per share data)
Revenue Metrics:
Revenues	$379,673	$523,886	$1,361,319	$1,797,951
Revenue growth (1) from prior period	11.6%	38.0%	11.7%	32.1%
Organic revenue growth (2) from prior period	7.3%	26.6%	7.0%	24.0%

Management Fees Metrics (operating expense):
Management fees	$102,381	$145,990	$349,475	$491,433
Management fees growth (3) from prior period	17.2%	42.6%	14.7%	40.6%
Organic management fees growth (4) from prior period	10.0%	30.8%	7.8%	32.1%

Net Income Metrics:
Net income	$7,674	$14,935	$48,965	$24,440
Net income growth from prior period	*	94.6%	*	(50.1)%
Income per share of Class A common stock:
Basic	$0.07	$0.12	$0.58	$0.18
Diluted	$0.07	$0.12	$0.57	$0.18
Income per share of Class A common stock growth from prior period:
Basic	*	71.4%	*	(69.0)%
Diluted	*	71.4%	*	(68.4)%

Adjusted EBITDA Metrics:
Adjusted EBITDA (5)	$90,700	$129,000	$321,763	$451,296
Adjusted EBITDA growth (5) from prior period	9.3%	42.2%	19.2%	40.3%

Adjusted Net Income Excluding Tax Adjustments Metrics:
Adjusted Net Income Excluding Tax Adjustments (5)	$56,991	$78,911	$195,562	$278,681
Adjusted Net Income Excluding
Tax Adjustments growth (5) from prior period	20.7%	38.5%	33.3%	42.5%

Tax Adjustments
Tax Adjustments (5)(6)	$9,856	$13,440	$37,254	$46,805
Tax Adjustments growth from prior period (5)(6)	12.5%	36.4%	16.9%	25.6%

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2020		2021		2020		2021

	(dollars in thousands, except per share data)
Adjusted Net Income Excluding Tax Adjustments Per Share and Tax Adjustments Per Share Metrics:
Adjusted Net Income Excluding Tax Adjustments Per Share (5)	$0.72		$0.94		$2.46		$3.36
Tax Adjustments Per Share (5)(6)	$0.12		$0.16		$0.47		$0.56
Adjusted Net Income Excluding Tax Adjustments Per Share growth (5) from prior period	14.3%		30.6%		25.5%		36.6%
Tax Adjustments Per Share growth from prior period (5)(6)	0.0%		33.3%		11.9%		19.1%

Adjusted Shares Outstanding
Adjusted Shares Outstanding (5)	79,584,887		83,575,753		79,397,568		82,893,928

Other Metrics:
Net Leverage Ratio (7) at period end	3.89	x	3.85	x	3.89	x	3.85	x
Acquired Base Earnings (8)	$17,886		$49,487		$22,121		$71,400
Number of partner firms at period end (9)	71		84		71		84

*	Not meaningful

(1)	Represents period-over-period growth in our GAAP revenue.

(2)	Organic revenue growth represents the period-over-period growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms, including Connectus, and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe these growth statistics are useful in that they present full-period revenue growth of partner firms on a “same store” basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

(3)	The terms of our management agreements entitle the management companies to management fees typically consisting of all Earnings Before Partner Compensation (“EBPC”) in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Management fees growth represents the period-over-period growth in GAAP management fees earned by management companies. While an expense, we believe that growth in management fees reflect the strength of the partnership.

(4)	Organic management fees growth represents the period-over-period growth in management fees earned by management companies related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe that these growth statistics are useful in that they present full-period growth of management fees on a “same store” basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

(5)	For additional information regarding Adjusted EBITDA, Adjusted Net Income Excluding Tax Adjustments, Adjusted Net Income Excluding Tax Adjustments Per Share, Tax Adjustments, Tax Adjustments Per Share and Adjusted Shares Outstanding, including a reconciliation of Adjusted EBITDA, Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share to the most directly comparable GAAP financial measure, please read “—Adjusted EBITDA” and “—Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share.”

(6)	Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where we received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to our acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is included to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis. As of December 31, 2021, estimated Tax Adjustments from intangible asset related income tax benefits from closed acquisitions based on a pro forma 27% income tax rate for the next 12 months is $58.3 million.

(7)	Net Leverage Ratio represents the First Lien Leverage Ratio (as defined in the Credit Facility), and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Facility).

(8)	The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our preferred position in Base Earnings or comparable measures. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters. For example, from time to time when a partner firm consummates an acquisition, the management agreement among the partner firm, the management company and the principals is amended to adjust Base Earnings and Target Earnings to reflect the projected post acquisition earnings of the partner firm.

(9)	Represents the number of partner firms on the last day of the period presented.

Condensed Consolidated Financial Statements

FOCUS FINANCIAL PARTNERS INC.

Condensed consolidated statements of operations

(in thousands, except share and per share amounts)

	For the three months ended		For the twelve months ended
	December 31,		December 31,
	2020	2021	2020	2021
REVENUES:
Wealth management fees	$360,603	$503,583	$1,286,130	$1,717,365
Other	19,070	20,303	75,189	80,586
Total revenues	379,673	523,886	1,361,319	1,797,951
OPERATING EXPENSES:
Compensation and related expenses	129,748	166,784	476,208	591,121
Management fees	102,381	145,990	349,475	491,433
Selling, general and administrative	63,593	89,155	236,377	297,636
Intangible amortization	39,024	54,807	147,783	187,848
Non-cash changes in fair value of estimated contingent consideration	19,818	16,175	19,197	112,416
Depreciation and other amortization	3,320	3,790	12,451	14,625
Total operating expenses	357,884	476,701	1,241,491	1,695,079
INCOME FROM OPERATIONS	21,789	47,185	119,828	102,872
OTHER INCOME (EXPENSE):
Interest income	41	112	453	422
Interest expense	(9,112)	(17,108)	(41,658)	(55,001)
Amortization of debt financing costs	(709)	(1,102)	(2,909)	(3,958)
Loss on extinguishment of borrowings	—	—	(6,094)	—
Other expense—net	(239)	(118)	(214)	(337)
Income from equity method investments	52	10	219	524
Total other expense—net	(9,967)	(18,206)	(50,203)	(58,350)
INCOME BEFORE INCOME TAX	11,822	28,979	69,625	44,522
INCOME TAX EXPENSE	4,148	14,044	20,660	20,082
NET INCOME	7,674	14,935	48,965	24,440
Non-controlling interest	(4,076)	(7,405)	(20,920)	(14,028)
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$3,598	$7,530	$28,045	$10,412
Income per share of Class A
common stock:
Basic	$0.07	$0.12	$0.58	$0.18
Diluted	$0.07	$0.12	$0.57	$0.18
Weighted average shares of Class A
common stock outstanding:
Basic	50,723,913	61,290,333	48,678,584	57,317,477
Diluted	51,051,481	61,939,734	48,796,613	57,831,151

FOCUS FINANCIAL PARTNERS INC.

Condensed consolidated balance sheets

(in thousands, except share and per share amounts)

	December 31,	December 31,
	2020	2021
ASSETS
Cash and cash equivalents	$65,858	$310,684
Accounts receivable less allowances of $2,178 at 2020 and $3,255 at 2021	169,220	198,827
Prepaid expenses and other assets	65,581	123,826
Fixed assets—net	49,209	47,199
Operating lease assets	229,748	249,850
Debt financing costs—net	6,950	4,254
Deferred tax assets—net	107,289	267,332
Goodwill	1,255,559	1,925,315
Other intangible assets—net	1,113,467	1,581,719
TOTAL ASSETS	$3,062,881	$4,709,006
LIABILITIES AND EQUITY
LIABILITIES
Accounts payable	$9,634	$11,580
Accrued expenses	53,862	72,572
Due to affiliates	66,428	105,722
Deferred revenue	9,190	10,932
Contingent consideration and other liabilities	196,176	468,284
Deferred tax liabilities	26,735	31,973
Operating lease liabilities	253,295	277,324
Borrowings under credit facilities (stated value of $1,507,622 and $2,407,302 at December 31, 2020 and December 31, 2021, respectively)	1,507,119	2,393,669
Tax receivable agreements obligations	81,563	219,542
TOTAL LIABILITIES	2,204,002	3,591,598
EQUITY
Class A common stock, par value $0.01, 500,000,000 shares authorized; 51,158,712 and 65,320,124 shares issued and outstanding at December 31, 2020 and December 31, 2021, respectively	512	653
Class B common stock, par value $0.01, 500,000,000 shares authorized; 20,661,595 and 11,439,019 shares issued and outstanding at December 31, 2020 and December 31, 2021, respectively	207	114
Additional paid-in capital	526,664	841,753
Retained earnings	14,583	24,995
Accumulated other comprehensive income (loss)	(2,167)	3,029
Total shareholders' equity	539,799	870,544
Non-controlling interest	319,080	246,864
Total equity	858,879	1,117,408
TOTAL LIABILITIES AND EQUITY	$3,062,881	$4,709,006

FOCUS FINANCIAL PARTNERS INC.

Condensed consolidated statements of cash flows

(in thousands)

	For the twelve months ended
	December 31,
	2020	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$48,965	$24,440
Adjustments to reconcile net income to net cash provided by operating activities—net of effect of acquisitions:
Intangible amortization	147,783	187,848
Depreciation and other amortization	12,451	14,625
Amortization of debt financing costs	2,909	3,958
Non-cash equity compensation expense	22,285	31,602
Non-cash changes in fair value of estimated contingent consideration	19,197	112,416
Income from equity method investments	(219)	(524)
Distributions received from equity method investments	231	1,143
Deferred taxes and other non-cash items	2,618	(8,568)
Loss on extinguishment of borrowings	6,094	—
Changes in cash resulting from changes in operating assets and liabilities:
Accounts receivable	(37,913)	(32,006)
Prepaid expenses and other assets	74	2,103
Accounts payable	606	486
Accrued expenses	10,876	14,444
Due to affiliates	7,650	38,831
Contingent consideration and other liabilities	(29,683)	(77,423)
Deferred revenue	(2,563)	543
Net cash provided by operating activities	211,361	313,918
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisitions and contingent consideration—net of cash acquired	(348,674)	(979,062)
Purchase of fixed assets	(19,349)	(11,018)
Investment and other	(4,950)	(17,232)
Net cash used in investing activities	(372,973)	(1,007,312)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facilities	555,000	1,318,375
Repayments of borrowings under credit facilities	(326,566)	(425,320)
Proceeds from issuance of common stock, net	—	219,636
Payments in connection with unit redemption, net	—	(57,735)
Payments in connection with tax receivable agreements	—	(4,423)
Contingent consideration paid	(49,891)	(78,092)
Payments of debt financing costs	(634)	(8,282)
Proceeds from exercise of stock options	6,912	8,350
Equity awards withholding	(386)	(1,343)
Payments on finance lease obligations	(147)	(58)
Distributions for unitholders	(22,457)	(32,311)
Net cash provided by financing activities	161,831	938,797
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	461	(577)
CHANGE IN CASH AND CASH EQUIVALENTS	680	244,826
CASH AND CASH EQUIVALENTS:
Beginning of period	65,178	65,858
End of period	$65,858	$310,684

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA is defined as net income excluding interest income, interest expense, income tax expense, amortization of debt financing costs, intangible amortization and impairments, if any, depreciation and other amortization, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration, loss on extinguishment of borrowings, other expense, net, and secondary offering expenses, if any. We believe that Adjusted EBITDA, viewed in addition to and not in lieu of, our reported GAAP results, provides additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•	non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance;

•	contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods; the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance; and

•	amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance.

We use Adjusted EBITDA:

•	as a measure of operating performance;

•	for planning purposes, including the preparation of budgets and forecasts;

•	to allocate resources to enhance the financial performance of our business;

•	to evaluate the effectiveness of our business strategies; and

•	as a consideration in determining compensation for certain employees.

Adjusted EBITDA does not purport to be an alternative to net income or cash flows from operating activities. The term Adjusted EBITDA is not defined under GAAP, and Adjusted EBITDA is not a measure of net income, operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; and

•	Adjusted EBITDA does not reflect the interest expense on our debt or the cash requirements necessary to service interest or principal payments.

In addition, Adjusted EBITDA can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by also relying on the GAAP results and using Adjusted EBITDA as supplemental information.

Set forth below is a reconciliation of net income to Adjusted EBITDA for the three and twelve months ended December 31, 2020 and 2021:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2021	2020	2021

	(in thousands)
Net income	$7,674	$14,935	$48,965	$24,440
Interest income	(41)	(112)	(453)	(422)
Interest expense	9,112	17,108	41,658	55,001
Income tax expense	4,148	14,044	20,660	20,082
Amortization of debt financing costs	709	1,102	2,909	3,958
Intangible amortization	39,024	54,807	147,783	187,848
Depreciation and other amortization	3,320	3,790	12,451	14,625
Non-cash equity compensation expense	6,697	7,033	22,285	31,602
Non-cash changes in fair value of estimated contingent consideration	19,818	16,175	19,197	112,416
Loss on extinguishment of borrowings	—	—	6,094	—
Other expense, net	239	118	214	337
Secondary offering expenses (1)	—	—	—	1,409
Adjusted EBITDA	$90,700	$129,000	$321,763	$451,296

(1)	Relates to offering expenses associated with the March 2021 and June 2021 secondary offerings.

Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share

We analyze our performance using Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share. Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are non-GAAP measures. We define Adjusted Net Income Excluding Tax Adjustments as net income excluding income tax expense, amortization of debt financing costs, intangible amortization and impairments, if any, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration, loss on extinguishment of borrowings and secondary offering expenses, if any. The calculation of Adjusted Net Income Excluding Tax Adjustments also includes adjustments to reflect a pro forma 27% income tax rate reflecting the estimated U.S. federal, state, local and foreign income tax rates applicable to corporations in the jurisdictions we conduct business.

Adjusted Net Income Excluding Tax Adjustments Per Share is calculated by dividing Adjusted Net Income Excluding Tax Adjustments by the Adjusted Shares Outstanding. Adjusted Shares Outstanding includes: (i) the weighted average shares of Class A common stock outstanding during the periods, (ii) the weighted average incremental shares of Class A common stock related to stock options outstanding during the periods, (iii) the weighted average incremental shares of Class A common stock related to unvested Class A common stock outstanding during the periods, (iv) the weighted average incremental shares of Class A common stock related to restricted stock units outstanding during the periods, (v) the weighted average number of Focus LLC common units outstanding during the periods (assuming that 100% of such Focus LLC common units, including contingently issuable Focus LLC common units, if any, have been exchanged for Class A common stock), (vi) the weighted average number of Focus LLC restricted common units outstanding during the periods (assuming that 100% of such Focus LLC restricted common units have been exchanged for Class A common stock) and (vii) the weighted average number of common unit equivalents of Focus LLC vested and unvested incentive units outstanding during the periods based on the closing price of our Class A common stock on the last trading day of the periods (assuming that 100% of such Focus LLC common units have been exchanged for Class A common stock).

We believe that Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share, viewed in addition to and not in lieu of, our reported GAAP results, provide additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•	non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance;

•	contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods; the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance; and

•	amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance.

Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not purport to be an alternative to net income or cash flows from operating activities. The terms Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are not defined under GAAP, and Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are not a measure of net income, operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;

•	Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not reflect changes in, or cash requirements for, working capital needs; and

•	Other companies in the financial services industry may calculate Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share differently than we do, limiting its usefulness as a comparative measure.

In addition, Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by relying also on the GAAP results and use Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share as supplemental information.

Tax Adjustments and Tax Adjustments Per Share

Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where we received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to our acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is included to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis.

Tax Adjustments Per Share is calculated by dividing Tax Adjustments by the Adjusted Shares Outstanding.

Set forth below is a reconciliation of net income to Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share for the three and twelve months ended December 31, 2020 and 2021:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2021	2020	2021

	(dollars in thousands, except per share data)
Net income	$7,674	$14,935	$48,965	$24,440
Income tax expense	4,148	14,044	20,660	20,082
Amortization of debt financing costs	709	1,102	2,909	3,958
Intangible amortization	39,024	54,807	147,783	187,848
Non-cash equity compensation expense	6,697	7,033	22,285	31,602
Non-cash changes in fair value of estimated contingent consideration	19,818	16,175	19,197	112,416
Loss on extinguishment of borrowings	—	—	6,094	—
Secondary offering expenses (1)	—	—	—	1,409
Subtotal	78,070	108,096	267,893	381,755
Pro forma income tax expense (27%) (2)	(21,079)	(29,185)	(72,331)	(103,074)
Adjusted Net Income Excluding Tax Adjustments	$56,991	$78,911	$195,562	$278,681

Tax Adjustments (3)	$9,856	$13,440	$37,254	$46,805

Adjusted Net Income Excluding Tax Adjustments Per Share	$0.72	$0.94	$2.46	$3.36
Tax Adjustments Per Share (3)	$0.12	$0.16	$0.47	$0.56

Adjusted Shares Outstanding	79,584,887	83,575,753	79,397,568	82,893,928

Calculation of Adjusted Shares Outstanding:
Weighted average shares of Class A common stock outstanding—basic (4)	50,723,913	61,290,333	48,678,584	57,317,477
Adjustments:
Weighted average incremental shares of Class A common stock related to stock options, unvested Class A common stock and restricted stock units (5)	327,568	649,401	118,029	513,674
Weighted average Focus LLC common units outstanding (6)	20,814,064	12,046,461	21,461,080	15,200,900
Weighted average Focus LLC restricted common units outstanding (7)	19,912	81,726	5,005	73,983
Weighted average common unit equivalent of Focus LLC incentive units outstanding (8)	7,699,430	9,507,832	9,134,870	9,787,894
Adjusted Shares Outstanding	79,584,887	83,575,753	79,397,568	82,893,928

(1)	Relates to offering expenses associated with the March 2021 and June 2021 secondary offerings.

(2)	The pro forma income tax rate of 27% reflects the estimated U.S. federal, state, local and foreign income tax rates applicable to corporations in the jurisdictions we conduct business.

(3)	Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where we received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to our acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is included to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis. As of December 31, 2021, estimated Tax Adjustments from intangible asset related income tax benefits from closed acquisitions based on a pro forma 27% income tax rate for the next 12 months is $58.3 million.

(4)	Represents our GAAP weighted average Class A common stock outstanding—basic.

(5)	Represents the incremental shares related to stock options, unvested Class A common stock and restricted stock units as calculated under the treasury stock method.

(6)	Assumes that 100% of the Focus LLC common units, including contingently issuable Focus LLC common units, if any, were exchanged for Class A common stock.

(7)	Assumes that 100% of the Focus LLC restricted common units were exchanged for Class A common stock.

(8)	Assumes that 100% of the vested and unvested Focus LLC incentive units were converted into Focus LLC common units based on the closing price of our Class A common stock at the end of the respective period and such Focus LLC common units were exchanged for Class A common stock.

Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP liquidity measures on a trailing 4-quarter basis to analyze cash flows generated from our operations. We consider Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation to be liquidity measures that provide useful information to investors about the amount of cash generated by the business and are two factors in evaluating the amount of cash available to pay contingent consideration, make strategic acquisitions and repay outstanding borrowings. Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation do not represent our residual cash flow available for discretionary expenditures as they do not deduct our mandatory debt service requirements and other non-discretionary expenditures. We define Adjusted Free Cash Flow as net cash provided by operating activities, less purchase of fixed assets, distributions for Focus LLC unitholders and payments under tax receivable agreements (if any). We define Cash Flow Available for Capital Allocation as Adjusted Free Cash Flow plus the portion of contingent consideration paid which is classified as operating cash flows under GAAP. The balance of such contingent consideration is classified as investing and financing cash flows under GAAP; therefore, we add back the amount included in operating cash flows so that the full amount of contingent consideration payments is treated consistently. Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation are not defined under GAAP and should not be considered as alternatives to net cash from operating, investing or financing activities. In addition, Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation can differ significantly from company to company.

Set forth below is a reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation for the trailing 4-quarters ended December 31, 2020 and 2021:

	Trailing 4-Quarters Ended
	December 31,
	2020	2021

	(in thousands)
Net cash provided by operating activities	$211,361	$313,918
Purchase of fixed assets	(19,349)	(11,018)
Distributions for unitholders	(22,457)	(32,311)
Payments under tax receivable agreements	—	(4,423)
Adjusted Free Cash Flow	$169,555	$266,166
Portion of contingent consideration paid included in operating activities (1)	30,913	53,735
Cash Flow Available for Capital Allocation (2)	$200,468	$319,901

(1)	A portion of contingent consideration paid is classified as operating cash outflows in accordance with GAAP, with the balance reflected in investing and financing cash outflows. Contingent consideration paid classified as operating cash outflows for each of the trailing 4-quarters ended December 31, 2020 was $8.3 million, $16.4 million, $3.8 million and $2.4 million, respectively, totaling $30.9 million for the trailing 4-quarters ended December 31, 2020. Contingent consideration paid classified as operating cash outflows for each of the trailing 4-quarters ended December 31, 2021 was $5.3 million, $11.6 million, $20.4 million and $16.4 million, respectively, totaling $53.7 million for the trailing 4-quarters ended December 31, 2021.

(2)	Cash Flow Available for Capital Allocation excludes all contingent consideration that was included in either operating, investing or financing activities of our consolidated statements of cash flows.

Supplemental Information

Economic Ownership

The following table provides supplemental information regarding the economic ownership of Focus Financial Partners, LLC as of December 31, 2021:

	December 31, 2021
Economic Ownership of Focus Financial Partners, LLC Interests:	Interest	%
Focus Financial Partners Inc.	65,320,124	76.0%
Non-Controlling Interests (1)	20,629,433	24.0%
Total	85,949,557	100.0%

(1)	Includes 8,996,789 Focus LLC common units issuable upon conversion of the outstanding 16,146,524 vested and unvested incentive units (assuming vesting of the unvested incentive units and a December 31, 2021 period end value of the Focus LLC common units equal to $59.72) and includes 193,625 Focus LLC restricted common units.

Class A and Class B Common Stock Outstanding

The following table provides supplemental information regarding the Company’s Class A and Class B common stock:

	Number of Shares Outstanding at December 31, 2021	Number of Shares Outstanding at February 14, 2022
Class A	65,320,124	65,320,124
Class B	11,439,019	11,626,814

Incentive Units

The following table provides supplemental information regarding the outstanding Focus LLC vested and unvested Incentive Units (“IUs”) at December 31, 2021. The vested IUs in future periods can be exchanged into shares of Class A common stock (after conversion into a number of Focus LLC common units that takes into account the then-current value of common units and such IUs aggregate hurdle amount), and therefore, the Company calculates the Class A common stock equivalent of such IUs for purposes of calculating per share data. The period-end share price of the Company’s Class A common stock is used to calculate the intrinsic value of the outstanding Focus LLC IUs in order to calculate a Focus LLC common unit equivalent of the Focus LLC IUs.

Hurdle Rates	Number Outstanding
$1.42	421
$5.50	798
$6.00	386
$7.00	1,081
$9.00	708,107
$11.00	813,001
$12.00	513,043
$13.00	540,000
$14.00	10,098
$16.00	45,191
$17.00	20,000
$19.00	527,928
$21.00	3,045,236
$22.00	821,417
$23.00	524,828
$26.26	12,500
$27.00	16,734
$27.90	1,929,424
$28.50	1,440,230
$30.48	30,000
$33.00	3,617,500
$36.64	30,000
$43.50	30,000
$44.71	806,324
$58.50	662,277
16,146,524